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                                                                   EXHIBIT 10.12

                      AMENDMENT NO. 3 TO RIGHTS AGREEMENT


     This Amendment No. 3 dated September 3, 1998 hereby amends the Rights Agreement originally dated as of October 13, 1995, as amended on June 29, 1998 and August 18, 1998 (the "Agreement"), between Arch Communications Group, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a national banking association, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:

     WHEREAS, no Person has become an Acquiring Person as such terms are defined in the Agreement; and

     WHEREAS, the Company has directed the Rights Agent to enter into this Amendment No. 3 pursuant to Section 27 of the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties hereby agree as follows:

1. Section 1(ii) of the Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

          (ii) "Exempted Person" shall mean: (A) Sandler Capital Partners IV, L.P. and Sandler Capital Partners IV FTE, L.P. (collectively, "Sandler"), unless and until the earlier of (I) such time as Sandler, together with its Affiliates, directly or indirectly, becomes the Beneficial Owner of more than 22.0% of the Common Stock then outstanding (or such greater percentage as may result solely from the acquisition of shares of the Company's Series C Convertible Preferred Stock or shares of Common Stock issued to effect the payment of dividends, conversion or redemption thereof) (the "Sandler Exempt Threshold") or (II) the Effective Time (as defined below), in which event Sandler immediately shall cease to be an Exempted Person; (B) W.
          R. Huff Asset Management Co., L.L.C., together with its Affiliates (collectively, "Huff"), unless and until such time as Huff, directly or indirectly, becomes the Beneficial Owner of Common Stock in excess of the Huff Exempt Threshold (as defined below), in which event Huff immediately shall cease to be an Exempted Person; (C) Credit Suisse First Boston Corporation, together with its Affiliates (collectively, "CS First Boston"), unless and until such time as CS First Boston, directly or indirectly, becomes the Beneficial Owner of Common
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          Stock in excess of the CS First Boston Exempt Threshold (as defined below), in which event CS First Boston immediately shall cease to be an Exempted Person; (D) Whippoorwill Associates, Inc., together with its Affiliates, including, without limitation, any accounts and investment funds managed by it or its Affiliates (collectively, "Whippoorwill"), unless and until such time as Whippoorwill, directly or indirectly, becomes the Beneficial Owner of Common Stock in excess of the Whippoorwill Exempt Threshold (as defined below), in which case Whippoorwill immediately shall cease to be an Exempted Person; and (E) The Northwestern Mutual Life Insurance Company, together with its Affiliates (collectively, "Northwestern Mutual"), unless and until such time as Northwestern Mutual, directly or indirectly, becomes the Beneficial Owner of Common Stock in excess of the Northwestern Mutual Exempt Threshold (as defined below), in which event Northwestern Mutual immediately shall cease to be an Exempted Person. For purposes of this Agreement, the Huff Exempt Threshold shall mean the lesser of
          (I) 33.0% of the Common Stock then outstanding or (II) a percentage of the Common Stock then outstanding equal to (x) that percentage of shares of Common Stock directly or indirectly Beneficially Owned by Huff immediately after the Effective Time plus (y) 5.0%; the CS First Boston Exempt Threshold shall mean the lesser of (I) 26.0% of the Common Stock then outstanding or (II) a percentage of the Common Stock then outstanding equal to (x) that percentage of shares of Common Stock directly or indirectly Beneficially Owned by CS First Boston immediately after the Effective Time plus (y) 5.0%; the Whippoorwill Exempt Threshold shall mean the lesser of (I) 27.0% of the Common Stock then outstanding or (II) a percentage of the Common Stock then outstanding equal to (x) that percentage of shares of Common Stock directly or indirectly Beneficially Owned by Whippoorwill immediately after the Effective Time plus (y) 5.0%; and the Northwestern Mutual Exempt Threshold shall mean the lesser of (I) 15.5% of the Common Stock then outstanding or (II) a percentage of the Common Stock then outstanding equal to (x) that percentage of shares of Common Stock directly or indirectly Beneficially Owned by Northwestern Mutual immediately after the Effective Time plus (y) 5.0%. The Sandler Exempt Threshold, the Huff Exempt Threshold, the CS First Boston Exempt Threshold, the Whippoorwill Exempt Threshold and the Northwestern Mutual Exempt Threshold are collectively referred to herein as the "Exempt Threshold." For purposes of this Section 1(ii), none of

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          Huff, CS First Boston, Whippoorwill or Northwestern Mutual shall be deemed the Beneficial Owner of any shares of Common Stock that are Beneficially Owned by any other Person solely as a result of any such Person's execution and performance of any Standby Purchase Commitment (as such term is defined in the Plan and Agreement of Merger between the Company, Farm Team Corp., a wholly-owned Subsidiary of the Company, MobileMedia Corporation and MobileMedia Communications, Inc., dated as of August 18, 1998) (as it may be amended from time to time, the "Merger Agreement") and Common Stock shall be deemed to include shares of Common Stock issuable upon conversion of shares of the Company's Series C Convertible Preferred Stock, $.01 par value per share. For purposes of this Agreement the Effective Time shall have the meaning ascribed to such term in the Merger Agreement.

2. Section 11(a)(ii) of the Agreement is hereby deleted and the following substituted in lieu thereof:

          (a)(ii)Subject to Section 24 of this Agreement, in the event that any Person shall become an Acquiring Person, unless the event causing the 15.0% threshold (or, in the case of an Exempted Person, the applicable Exempt Threshold) to be crossed is a transaction set forth in Section 13(a) hereof, or is a Permitted Offer, then, promptly following the first occurrence of such event, proper provisions shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company that equals the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50.0% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such occurrence (such number of shares, the "Adjustment Shares").

3. Section 29 of the Agreement is hereby amended by adding the following at the end thereof:

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          With respect to any action to be taken by the Board of Directors of the Company to (i) redeem the Rights pursuant to Section 23, (ii) ordering the exchange of any Rights pursuant to Section 24 or (iii) amending the definition of "Acquiring Person" in Section 1(a) or "Exempt Threshold" in Section 1(ii) to increase the number of shares of Common Stock that may be Beneficially Owned by a Person without becoming an Acquiring Person, such action must be taken by the affirmative vote of directors equal to (x) a majority of the directors then in office, plus (y) one.

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     IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be duly executed and their respective corporate seals to be hereunto affixed and attested as of the day and year first written above.

                                        ARCH COMMUNICATIONS GROUP, INC.
Attest:


/s/ J. Roy Pottle                       By: /s/ C.E. Baker, Jr.
-----------------------------------        ---------------------------------
Name:  J. Roy Pottle                    Name:  C.E. Baker, Jr.
Title: Executive Vice President         Title: Chairman of the Board and
       and Chief Financial Officer             Chief Executive Officer


     Seal


                                        THE BANK OF NEW YORK
Attest:


/s/ Virginia Barazotti                  By: /s/ Leslie A. Debrent
-----------------------------------        ---------------------------------
Name: Virginia Barazotti                Name: Leslie A. Debrent
Title: Assistant Vice President         Title: Vice President


     Seal

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